CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated February 28, 2022, relating to the financial statements and financial highlights of Enhanced International Equity Strategy LLC, for the year ended December 31, 2021, and to the references to our firm under the heading “Financial Statements” in the Statement of Additional Information.

/s/ Sandler & Company, P.C.
Needham, Massachusetts

December 15, 2022